UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LoJack Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 20, 2008

You are hereby notified that the annual meeting of shareholders of LoJack Corporation, or the Company, will be held on the 20th day of May 2008 at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, for the following purposes:

1. To consider and act upon a proposal to fix the number of directors of the Company at eight and to elect eight directors for the ensuing year.

2. To consider and act upon a proposal to adopt the Company’s 2008 Stock Incentive Plan.

3. To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2008.

4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please note that security requirements at the location where the meeting will be held require identification to enter the building. Thus, for your convenience, please bring the enclosed admission ticket or other evidence of stock ownership with you to the meeting. Only shareholders or those individuals who are guests of the Company may attend and be admitted to the meeting. Photo identification is also required (a valid driver’s license or passport is preferred).

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If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If you would like to pre-register for the meeting, or if you have elected to receive your proxy materials electronically, please contact the Company’s Investor Relations Department at (781) 251-4700.

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If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on March 17, 2008, as the record date for the meeting. Only shareholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

By order of the Board of Directors,

THOMAS A. WOOTERS, Clerk

April 9, 2008

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

LOJACK CORPORATION

Executive Offices

200 Lowder Brook Drive, Suite 1000

Westwood, Massachusetts 02090

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are being mailed by LoJack Corporation, or the Company, to the holders of record of the Company’s outstanding shares of common stock, $.01 par value, or Common Stock, commencing on or about April 9, 2008. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of shareholders of the Company, or the Meeting, to be held on the 20 th day of May 2008 at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21 st Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names.

Only shareholders of record on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 17, 2008 as the record date for the Meeting. On March 17, 2008, there were issued and outstanding 18,152,680 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of shareholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The affirmative vote of a plurality of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors. A plurality means that the individuals with the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the Meeting. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting. A majority means that such actions require more than 50% of the votes cast to be approved.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and be voted as specified in the proxies or voting instructions. With regard to the election of directors, votes may be cast in favor of all director nominees, cast in favor of particular director nominees, left blank or withheld. Votes that are left blank will be voted FOR the election of the directors named on the proxy; votes that are withheld are not considered “votes cast” and thus have no effect on the election of directors. With regard to approval of our 2008 Stock Incentive Plan, votes may be cast in favor of approval of the plan, cast against approval of the plan, cast as an abstention or left blank. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on the proposal to approve our 2008 Stock Incentive Plan and, therefore, they will have no effect on the voting for this proposal. Votes that are left blank will be voted FOR the approval of our 2008 Stock Incentive Plan. With regard to ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, votes may be cast in favor, cast against, cast as an abstention or left blank. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on the ratification and, therefore, they will have no effect on the voting for this proposal. Votes that are left blank will be voted FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Abstentions may be specified on all proposals, other than the election of directors, and will be counted as present for purposes of determining a quorum. Submitted proxies which are left blank or for which a vote is withheld and broker non-votes will also be counted as present for purposes of determining a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal.

When a properly signed proxy or voting instructions is returned, prior to the date of, or at, the Meeting, the shares represented thereby will be voted by the proxies named in accordance with the shareholder’s instructions indicated on the proxy or voting instructions. Each shareholder is urged to specify the shareholder’s choices on the enclosed proxy or voting instructions. Sending in a proxy or voting instructions will not affect a shareholder’s right to attend the Meeting and vote in person. A proxy or voting instruction may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy or voting instructions bearing a later date or by voting in person by ballot at the Meeting. A shareholder’s attendance at the Meeting will not by itself revoke a proxy.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has proposed that the number of directors of the Company be fixed at eight and eight directors be elected to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. It is intended that the proxies and voting instructions solicited by the Board will be voted in favor of the eight nominees named below, unless otherwise specified on the proxy. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Robert J. Murray	66	Mr. Murray has served as a director of the Company since 1992 and as Lead Director since May 2003. He was Chairman of the Board of New England Business Service, Inc., or NEBS, from December 1995 until June 2004. Mr. Murray also served as Chief Executive Officer of NEBS from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a subsidiary of The Gillette Company headquartered in Germany. He held a variety of other management positions at The Gillette Company since 1961. Mr. Murray also serves on the Board of Directors of The Hanover Insurance Group (formerly Allmerica Financial Corporation), Tupperware Brands, Inc., IDEXX Laboratories, Inc. and Delhaize Group, an international Belgian food retailer, each of which is a publicly held company.

Name	Age	Present Principal Employer and Prior Business Experience
Harvey Rosenthal	65	Mr. Rosenthal has served as a director of the Company since 1997 and Chairperson of the Compensation Committee since 2002. Mr. Rosenthal held the offices of President and Chief Operating Officer and was a member of the Board of Directors of Melville Corporation (now known as CVS Corporation) from 1994 to 1996. From 1984 to 1994, Mr. Rosenthal was the President and Chief Executive Officer of the CVS Division of Melville Corporation. Mr. Rosenthal also serves on the Board of Trustees of EQ Advisors Trust, an investment company registered under the Investment Company Act of 1940, and the Dana-Farber Cancer Institute.

John H. MacKinnon	67	Mr. MacKinnon has served as a director of the Company since 2000 and as Chairperson of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of BioSphere Medical, Inc. and National Datacomputer, Inc., each of which is a publicly held company. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Board of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.

Robert L. Rewey	69	Mr. Rewey has served as a director of the Company since 2002 and as Chairperson of the Nominating/Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey also serves on the Board of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., each of which is a public company, and is active in business and community affairs.

Richard T. Riley	51	Mr. Riley has served as Chairman and Chief Executive Officer since November 2006 and as a director of the Company since February 2005. He served as our President and Chief Operating Officer from February 2005 until November 2006. Prior to joining the Company, Mr. Riley served as an officer and director of NEBS, then a public company listed on the New York Stock Exchange. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, he served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. He serves as a member of the Board of Directors of VistaPrint USA Incorporated, a publicly held printing and graphic arts business, and Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Name	Age	Present Principal Employer and Prior Business Experience
Maria Renna Sharpe	49	Ms. Sharpe has served as a director of the Company since May 2006. She currently serves as Senior Vice President, Compensation, Benefits and Human Resource Systems at PepsiCo, Inc. Prior to rejoining PepsiCo, Inc. in September 2007, Ms. Sharpe served as Senior Vice President, Human Resources and Corporate Secretary of UST Inc. from December 2006 to September 2007. She joined UST Inc. in May 2004 as Vice President, Human Resources and in January 2005, she was appointed Assistant Corporate Secretary. Prior to joining UST, Ms. Sharpe held several senior human resources and legal positions at PepsiCo, Inc., from May 1994 to July 2003, including Chief Human Resources Attorney, Vice President of Worldwide Compensation, and Vice President of Worldwide Benefits. Previously, she held positions as senior tax attorney and tax consultant for Exxon Mobil Corporation and PricewaterhouseCoopers LLP. Ms. Sharpe received a BS degree in accounting, cum laude from Syracuse University and a JD degree from Boston University, where she was a Justice Edward F. Hennessey Scholar. She is admitted to the practice of law in New York, New Jersey and Texas. Ms. Sharpe also serves on the Board of Directors of the National Business Group on Health and PepsiCo Employees Federal Credit Union.

Ronald V. Waters III	56	Mr. Waters has served as President and Chief Operating Officer and as a director of the Company since February 2007. Prior to joining the Company, he served as Chief Operating Officer for the Wm. Wrigley Jr. Company from December 2003 through May 2006. Mr. Waters joined the Wm. Wrigley Jr. Company in 1999 as Chief Financial Officer and served as Chief Financial Officer until his elevation to Chief Operating Officer in 2003. Prior to joining the Wm. Wrigley Company, Mr. Waters held several senior executive positions of increasing responsibility with The Gillette Company from 1993 to 1999. Before joining the Gillette Company, Mr. Waters was a Partner and Practice Leader with KPMG International. Mr. Waters also serves on the Board of Directors of HNI Corporation, a publicly held U.S. manufacturer of office furniture and home products.

Rory J. Cowan	55	Mr. Cowan has served as a director of the Company since February 2007. He is Chief Executive Officer and Chairman of the Board of Lionbridge Technologies, Inc., which he founded in 1996. Prior to founding Lionbridge, Mr. Cowan was Executive Vice President and member of the Management Committee for R.R. Donnelly & Sons. He was also Chief Executive Officer of Stream International, Inc., a division of R.R. Donnelley & Sons. Mr. Cowan also serves on the Board of Directors of Dynabazaar, Inc., a publicly held company that markets video and imaging products to the security market.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The approval of a plurality of the votes properly cast is required for the election of directors.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO. 2—ADOPTION OF THE LOJACK CORPORATION 2008 STOCK INCENTIVE PLAN

On March 31, 2008, the Board adopted the LoJack Corporation 2008 Stock Incentive Plan, or the 2008 Plan, subject to shareholder approval. The purpose of the 2008 Plan is to provide employees, directors and consultants of the Company and our corporate subsidiaries the opportunity to participate in the ownership of the Company and in our future growth through the granting of awards of stock options, restricted stock and other rights permitted under the 2008 Plan.

The Board believes that the ability to grant equity interests is a significant factor in our ability to attract, retain and motivate our employees, who are critical to our long-term success. We also believe that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers, employees and directors with those of our shareholders. The adoption of the 2008 Plan will further this goal of providing our employees and directors with incentives to better serve the Company and our shareholders.

In addition, the terms of the 2008 Plan will further enable us to maintain our strong corporate governance practices in the granting of equity awards to our employees and directors. The 2008 Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices including:

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of LoJack Common Stock on the date of grant.

•	No Annual “Evergreen” Provision. The 2008 Plan authorizes a fixed number of shares of LoJack Common Stock, thereby requiring shareholder approval of any additional authorization of shares.

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Limitation on Full Value Awards. The 2008 Plan limits the award of shares such that no more than 60% of the awards issued under the 2008 Plan will be awards other than stock options and stock appreciation rights.

•	No Stock Option Repricings. The 2008 Plan prohibits the repricing of stock options without the approval of shareholders.

•	Minimum One-Year Vesting. Stock options granted under the 2008 Plan require a minimum of one year from the date of grant to vest.

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Independent Committee. The 2008 Plan will be administered by the Compensation Committee of the Board of Directors, except as it relates to non-employee director awards which the full Board administers. All of the members of the Compensation Committee qualify as “independent” under the NASDAQ rules.

Therefore, we are asking shareholders to approve the 2008 Plan at the Meeting of shareholders.

Summary of the 2008 Plan

The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan, a copy of which is set forth in Exhibit A to this Proxy Statement.

Purpose, Participants, Effective Date and Duration. Effective May 1, 2008, we established the 2008 Plan, provided it is approved by our shareholders within twelve months. The purpose of the 2008 Plan is to encourage key employees, directors and consultants of the Company and our subsidiaries who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a subsidiary, known as the Participants, to continue their association with the Company and its subsidiaries. We seek to encourage such retention by providing Participants opportunities for participation in the ownership and future growth of the Company and our subsidiaries through the granting of awards, or Awards, of (i) our Common Stock, whether or not subject to restrictions, known as Stock Grants, (ii) stock options, or

Options, and (iii) other rights to compensation in amounts determined by the value of the Common Stock (together with Stock Grants, referred to as Other Rights). The 2008 Plan will terminate on April 30, 2018, unless earlier terminated by the Board. Termination of the 2008 Plan will not affect awards made prior to termination, but awards may not be made after termination. There are currently approximately 925 employees and six non-employee directors eligible to receive Awards under the 2008 Plan.

Shares Subject to the 2008 Plan. The total number of shares of Common Stock that may be subject to Options and Other Rights under the 2008 Plan may not exceed 2,000,000, plus 90,000 shares, which is the maximum number of shares remaining available for issuance under the 2003 Stock Incentive Plan on the date of its termination which are being rolled into the 2008 Plan, collectively referred to as the Reserved Shares. The 2008 Plan limits the award of shares such that no more than 60% of the awards under the 2008 Plan will be awards other than stock options and stock appreciation rights. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the Reserved Shares and the number of shares subject to outstanding grants or Awards, the exercise price per share of outstanding Options and the kind of shares which may be distributed under the 2008 Plan. No more than 200,000 Reserved Shares may be granted to any single employee under the 2008 Plan in any year. Shares will be deemed issued under the 2008 Plan only to the extent actually issued pursuant to an Award or settled in cash or shares. To the extent that an Award issued under the 2008 Plan or the 2003 Stock Incentive Plan lapses or is forfeited, any shares subject to such Award will again become available for grant under the terms of the 2008 Plan.

The 2003 Stock Incentive Plan shall terminate with respect to the issuance of new awards effective upon the date of approval of the 2008 Plan by the shareholders of the Company. As of April 1, 2008, approximately 90,000 shares of Common Stock were available for issuance under the 2003 Stock Incentive Plan.

Administration. The 2008 Plan will be administered by the Compensation Committee of the Board or, in the discretion of the Board, another subcommittee of the Board, which must consist of at least two members of the Board. Each member of the Compensation Committee must be (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Subject to the terms of the 2008 Plan, the Compensation Committee has authority to: (i) select the persons to whom Awards shall be granted, (ii) determine the number of, value and the terms and conditions of Awards granted to each such person, the period within which each Option or Other Right may be exercised and (iii) interpret the 2008 Plan and prescribe rules and regulations for the administration thereof.

Stock Options. The Compensation Committee may grant Awards to Participants in the form of Options. With regard to each Option, the Compensation Committee will determine the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option, or ISO, within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options, or NSOs. The exercise price of each Option may not be less than the fair market value of the Common Stock on the date the Option is granted; provided, however, that in the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of our Subsidiaries, the exercise price shall be at least 110% of the fair market value of the Common Stock on the date the ISO is granted.

The duration of Options granted under the 2008 Plan may be specified pursuant to each respective stock option agreement, but in no event may any Option be exercisable after seven years from the date of grant. In the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, any ISO shall be exercisable no later than the expiration of five years from its date of grant.

The exercise price of an Option may be paid in cash or, with the consent of the Compensation Committee, by delivery of shares of Common Stock owned by the Participant for at least six months, or by means of a “cashless exercise” procedure. In a cashless exercise, a broker either (i) transmits the exercise price to us in cash against the Participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for at least that number of Reserved Shares having an aggregate fair market value equal to the exercise price or (ii) agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

Stock Appreciation Rights. Among the Other Rights available under the 2008 Plan are Stock Appreciation Rights or SARs. The Compensation Committee may grant SARs to Participants in such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of a SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, less the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of a SAR agreement. Upon the exercise of a SAR related to an Option, the Option shall terminate as to the number of Reserved Shares for which the SAR is exercised.

Restricted Stock Units. Also among the Other Rights available under the 2008 Plan are Restricted Stock Units, or RSUs. The Compensation Committee may grant RSUs to Participants on such terms and conditions as it may determine. RSUs entitle Participants to receive shares of Common Stock, subject to the terms and conditions of the award as established by the Compensation Committee and set forth in a restricted stock unit agreement.

Stock Grants. The Compensation Committee may grant or award shares of Common Stock, with or without restrictions as determined in its discretion and subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a subsidiary before a stated time. Unlike holders of Options and SARs, a holder of Common Stock, including a grant subject to restrictions, has the rights of a shareholder of the Company to vote and to receive payment of dividends on the Common Stock, unless the Compensation Committee specifies to the contrary in the restricted stock agreement setting forth the terms on which the Common Stock is granted.

The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

Tax Treatment of Options. A Participant realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates, in other cases. A Participant may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as capital gain. We receive no tax deduction on the grant of a NSO, but are entitled to a tax deduction when the Participant recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the Participant.

Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock subject to the ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on a subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the Participant will be taxed as if the Participant had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the ISO (or, if less, the sales price) and the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but are entitled to a tax deduction if the Participant recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the Participant’s recognition of income.

Tax Treatment of SARs. A recipient incurs no income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he or she receives at that time. If the recipient receives shares of Common Stock upon exercise of the SAR, the recipient incurs income equal to the fair market value of the Common Stock received (or, if the stock is subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires), which is determined based on the difference between the base amount set forth in the SAR agreement and the fair market value of the Common Stock at the exercise date. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the SAR.

Tax Treatment of Stock Grants. A person who receives a grant of stock without restriction will recognize ordinary compensation income at the time the Award is received. A person who receives a grant of Restricted Stock generally will not recognize taxable income at the time the Award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed at the time of grant on the excess of the fair market value of the Restricted Stock over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the stock. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the Restricted Stock.

Tax Treatment of RSUs. A person who receives a grant of a RSU generally will not recognize taxable income at the time the RSU is granted. This is because the recipient of the award does not receive any shares of our stock when the RSU is granted, but rather will customarily receive stock shortly after the corresponding portion of the RSU vests. At that time, the person will recognize ordinary income equal to the fair market value of the stock received less the price paid, if any, and we will be required to withhold income and employment taxes. When the stock is subsequently sold, the person generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the stock when acquired plus any amount paid). The capital gain or loss will be long-term if the stock was held for more than one year or short-term if held for a shorter period. We will be entitled to a tax deduction when the Participant recognizes taxable income.

Section 162(m). Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to our principal executive officer, or PEO, and the three other most highly compensated executive officers, but not including our principal financial officer, or PFO, to the extent that this compensation is not “performance-based” within the meaning of Section 162(m). In the case of a stock plan, the performance-based exception is satisfied if, in addition to other requirements, the plan, including the amount of stock available for grant under the plan and the maximum award possible for a person in a given period is approved by shareholders, the grants are made by a committee of outside directors and the amount of compensation a person can receive is based solely on an increase in the value of the stock after grant. If the 2008 Plan is approved by shareholders, a key requirement for the performance-based exception will be satisfied with respect to stock options awarded under the 2008 Plan.

Parachute Payments. Under certain circumstances, accelerated vesting or the cash out of Options or Other Rights in connection with a Change in Control (as defined below) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% excise tax and we may be denied an income tax deduction.

Section 409A. Awards granted under the 2008 Plan are intended to satisfy the requirements of Section 409A of the Code and regulations that may be adopted thereunder from time to time.

Effect of Certain Corporate Transactions. If unexercised Options or Other Rights remain outstanding under the 2008 Plan at the time we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), or if we liquidate, sell or otherwise dispose of substantially all of our assets to another entity, or upon a Change in Control (any of these events is hereafter referred to as a Transaction), then, except as otherwise specifically provided to the contrary in any applicable agreement, the Compensation Committee, in its discretion, may amend the terms of all outstanding Options and Other Rights so that either: (i) the Participants shall be given an opportunity to exercise all outstanding Options and Other Rights according to their terms during the period of twenty days ending on the day preceding the effective date of the Transaction, and any Options and Other Rights that are still outstanding and unexercised as of the effective date of the Transaction shall be cancelled, (ii) after the effective date of the Transaction, each Participant shall be entitled, upon exercise of an Option or Other Right, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which such person would have been entitled pursuant to the terms of the Transaction as the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value or (iii) all outstanding Options and Other Rights shall be cancelled as of the effective date of the Transaction and the Participant shall receive cash or other consideration with a value equal to the value of the shares of Common Stock the Participant would have received had the Option or Other Right then been exercised (to the extent exercisable). If the Compensation Committee adopts the course of action described in clause (i) of the preceding sentence, it may, in its sole discretion, accelerate the vesting of an Option or Other Right that is not immediately exercisable.

A “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of the outstanding Common Stock, and within the period of twenty-four consecutive months immediately thereafter, individuals other than (i) individuals who at the beginning of such period constitute the entire Board or (ii) individuals whose election, or nomination for election by our shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

Amendments to Plan. The Board may modify, revise or terminate the 2008 Plan at any time and from time to time. However, approval of the shareholders is required with respect to any amendment to increase the aggregate number of Reserved Shares covered by the 2008 Plan or the aggregate number of shares which may be issued to any single person, change the class of employees or other persons eligible to receive Options or Other Rights or make any other change that requires shareholder approval under applicable law.

Required Vote

The approval of a majority of the votes cast is required to approve the adoption of the Company’s 2008 Stock Incentive Plan.

The Board recommends a vote FOR the proposal to adopt the Company’s 2008 Stock Incentive Plan.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has unanimously appointed and, although shareholder approval is not legally required, has voted to recommend that shareholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms but we anticipate that no change in our independent registered public accounting firm would be made for 2008 due to the difficulty of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of our independent registered public accounting firm for 2009. A representative of Deloitte & Touche LLP plans to be present at the Meeting, will have the opportunity to make a statement and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm.

The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for 2008.

CORPORATE GOVERNANCE

Meetings of the Board and Committees

The Board met seven times and acted once by written consent during the fiscal year ended December 31, 2007. The Board has a standing (a) Audit Committee; (b) Compensation, Organization and Succession Committee; and (c) Nominating/Corporate Governance Committee. During the fiscal year ended December 31, 2007, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she served as a director and (ii) the total number of meetings of all committees on which he or she served during the period that he or she served on such committee. The following members of the Board have been determined by the Board to be independent under applicable NASDAQ listing standards: John H. MacKinnon, Robert J. Murray, Robert L. Rewey, Harvey Rosenthal, Maria Renna Sharpe and Rory J. Cowan. The Board of Directors has determined that to be considered independent, a director may not have any direct or indirect material relationships with the Company. In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and has affirmatively determined that all of the non-management directors standing for election are independent within the meaning of the rules of the NASDAQ listing standards and based on the application of the Company’s independence standards.

Our policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held before or immediately following the annual meeting of shareholders. All Board members attended last year’s annual meeting of shareholders and the Board meeting held immediately thereafter.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of John H. MacKinnon (Chairperson), Harvey Rosenthal and Rory J. Cowan, each of whom is “independent” under the rules of the Securities and

Exchange Commission, or SEC, and the NASDAQ rules and regulations. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee appoints and confers with our independent accountants regarding the scope and adequacy of annual audits, reviews reports from the independent accountants and meets with such independent accountants and with our financial personnel to review the adequacy of our accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at our website at www.lojack.com under the heading “Investor Relations.” The Board has determined that John H. MacKinnon is an “audit committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the NASDAQ rules and regulations. The Audit Committee held ten meetings during the fiscal year ended December 31, 2007.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), Robert J. Murray, John H. MacKinnon and Maria Renna Sharpe each of whom are “independent” under applicable NASDAQ listing standards and under the Nominating/Corporate Governance Committee’s charter. The primary objectives of the Nominating/Corporate Governance Committee are to assist the Board by: (i) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board a group of director nominees for each annual meeting of shareholders; (ii) recommending nominees to fill any vacancies which may occur during the year; (iii) considering candidates for nominees as directors of the Company who are recommended by shareholders entitled to do so under our Bylaws; (iv) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board shall have the benefit of qualified and experienced “independent” directors (as that term is defined by applicable SEC and NASDAQ rules and regulations); (v) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company; (vi) leading the Board in the annual evaluation of the performance of committees and of the Board as a whole; and (vii) performing other tasks such as studying the size, committee structure or meeting frequency of the Board. The Board has adopted a written charter for the Nominating/Corporate Governance Committee which is available at our website at www.lojack.com under the heading “Investor Relations.” The Nominating/Corporate Governance Committee met five times during the fiscal year ended December 31, 2007.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/ Corporate Governance Committee initiates a search process and keeps the Board apprised of its progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by shareholders. The initial candidate or candidates, including anyone recommended by a shareholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are reviewed and evaluated by the Nominating/Corporate Governance Committee. The evaluation process for candidates recommended by shareholders is the same as the process used to evaluate candidates recommended by any other source.

To be considered by the Nominating/Corporate Governance Committee, a shareholder recommendation for a nominee must be made by written notice to the Chairperson of the Nominating/Corporate Governance Committee and the Clerk of the Company, containing, at a minimum, the name, appropriate biographical information and qualification of the nominee. In considering shareholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable shareholder or shareholders.

In considering candidates to serve as directors, the Nominating/Corporate Governance Committee seeks individuals who have qualities which the Nominating/Corporate Governance Committee believes will be effective in serving our best interests. Generally, selection criteria include: the candidate’s character, integrity, business judgment, experience, including technical expertise, industry experience and familiarity with national, international and competitive issues facing the Company.

In 2007, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. We did not receive any shareholder recommendations or nominations for the Board for election at the Meeting, except the nominations made by the Board which includes individuals who are shareholders. All of the nominees for election at the Meeting are current members of our Board.

Compensation, Organization and Succession Committee (the “Compensation Committee”)

The Compensation Committee currently consists of Harvey Rosenthal (Chairperson), Robert J. Murray, Robert L. Rewey and Maria Renna Sharpe. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and NASDAQ rules and regulations. The Compensation Committee is authorized to and: (i) reviews our compensation philosophy and programs and exercises authority with respect to the payment of annual salary, bonuses, stock-based incentives to directors and executive officers; (ii) oversees and exercises authority with respect to our employee stock purchase plan, stock incentive plan (including the 2008 Plan if approved by our shareholders), deferred compensation plan, 401(k) retirement plan, perquisites, health plans and change in control agreements; (iii) delegates the responsibility for the administration of the employee stock purchase plan and stock incentive plans, to certain executive officers; (iv) annually reviews and discusses with management the Compensation Discussion and Analysis to be included in our annual report on Form 10-K and annual proxy statement; and (v) annually reviews our senior management succession plan.

In reviewing the performance of executive officers whose compensation is detailed in this proxy statement, other than Richard T. Riley, the Compensation Committee takes into account the views of Richard T. Riley, our Chief Executive Officer. The Compensation Committee determines and recommends the compensation of the Chief Executive Officer without his participation.

The Board has adopted a written charter for the Compensation Committee, which is available at our website at www.lojack.com under the heading “Investor Relations.” The Compensation Committee met five times during the fiscal year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (i) was, during the fiscal year ended December 31, 2007, or had previously been, an executive officer or employee of the Company or our subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of a Compensation Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions or, in the absence of any such committee, the full board of directors) or an executive officer of any other entity, on the other hand.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Philosophy and Program Objectives

It is critical to our long-term success and prosperity that our business be managed by motivated, experienced and capable individuals with the skills and dedication to oversee a growing global organization and the vision to anticipate and prepare for future market developments. It is also important for us to develop the capabilities of our leaders and to ensure appropriate depth of executive talent. In an effort to achieve these objectives, the Compensation Committee establishes our compensation objectives, philosophy and forms of compensation and benefits for all employees, including executive officers. The Compensation Committee structures our compensation programs to achieve the following objectives:

•	Attract and retain exceptionally talented individuals;

•	Motivate individuals to perform at their highest levels and reward achievements that further our business strategy;

•	Align executive compensation with the achievement of corporate, division and individual goals, on both a short-term and long-term basis, and pay for performance; and

•

Place a majority of the executive officers’ total direct compensation “at risk” insofar as the executive officers will not receive value from such compensation unless certain performance goals are achieved (for annual cash incentive compensation and performance-based restricted stock awards) or our stock price appreciates (for stock options and time-based restricted stock awards).

Specifically, our executive compensation program is designed to:

•	Offer compensation packages competitive with those paid by companies in our peer group and other comparable companies;

•

Reward performance by linking a significant portion of each executive’s total compensation to (i) achievement of Company, department or business unit performance goals, as applicable, and (ii) achievement of individual performance goals;

•

Drive long-term performance and shareholder value gains by delivering a majority of executive compensation in the form of long-term equity compensation which will only be realized if we meet performance targets and/or our stock price increases; and

•	Align executive and shareholder interests by requiring executive officers to own a significant amount of our common stock.

Process and Criteria for Determining Executive Compensation

Each year, the Compensation Committee conducts a full review of our executive compensation program. This process begins in the fourth quarter and is generally completed at the February meeting of the Compensation Committee. The Compensation Committee’s overall review process consists of three main elements: (i) review of tally sheets prepared by our human resources department; (ii) benchmarking against our peer group; and (iii) solicitation of information from and about our executive officers.

Tally Sheets. Our human resources department prepares annual tally sheets for the Compensation Committee summarizing all components of each executive officer’s total compensation for the past three years, including:

(i)	salary and cash incentive compensation in each year;

(ii)	grant sizes and Black-Scholes values for stock options issued in each year;

(iii)	grant sizes and current values of restricted stock issued in each year;

(iv)	income earned on deferred compensation plans during each year;

(v)	the value of all benefits and all other perquisites and compensation of any kind received in each year; and

(vi)	the value of cash and benefits to be provided under change-in-control scenarios.

The Compensation Committee uses the tally sheets to: (i) ensure that Compensation Committee members understand and approve the total compensation provided to executive officers; and (ii) quantify the percentage of executive compensation paid in the form of long-term and “at-risk” equity compensation. The Compensation Committee’s review of the tally sheets assists in the identification of changes that should be made to the total mix of compensation, including levels of perquisites and other benefits paid to the executive officers.

Role of Independent Consultants. The Compensation Committee considers analysis and advice from its external consultant when making compensation decisions regarding our executive officers. Periodically, the Compensation Committee’s process includes a comprehensive review and detailed competitive analysis performed by an independent compensation consultant. In 2006, the Compensation Committee directly retained Dolmat-Connell Associates to analyze base salary, target total cash compensation, actual total cash compensation, long-term incentive compensation (including stock options, restricted stock and performance based restricted stock), target total direct compensation and actual total direct compensation, all in comparison to a broader survey group of comparable sized companies in our industry and our peer group companies. The results of this analysis are reflected in the decisions implemented by the Compensation Committee in 2007. The Compensation Committee retained Dolmat-Connell Associates again in 2007 solely for the purpose of evaluating the Company’s peer group and for analyzing the Company’s long-term incentive compensation practices, as compared to the identified peer group.

Benchmarking/Peer Group Review. The Compensation Committee, together with its independent compensation consultant, establishes a peer group based upon the following primary selection criteria: (i) public, U.S. based companies within a related industry; (ii) companies with annual revenue between $100 million and $450 million; and (iii) companies with market capitalization between $50 million and $1,100 million. The peer group is further refined based on input from the Compensation Committee and management as to which businesses are most comparable in size and character. As a result of a review of the aforementioned criteria, in 2007, six companies were added to, and three companies were removed from, our 2006 peer group. Although changes to the peer group are made when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year in order to ensure more consistent and useful compensation benchmarking. In 2007, our peer group was comprised of the following fifteen companies:

Airspan Networks, Inc.	iRobot Corporation
Applied Signal Technology	Protection One, Inc.
Audiovox Corporation	Radyne Corp.
Cobra Electronics Corporation	Sparton Corporation
Comtech Communications Corp.	Strattec Security Corporation
Directed Electronics, Inc.	Universal Electronics Inc.
EMS Technologies, Inc.	Viasat, Inc.
Herley Industries, Inc.

Based on the Compensation Committee’s judgment, and taking into account the independent compensation consultant’s guidance as to compensation levels at comparable companies, the Compensation Committee seeks to provide current cash compensation, including annual base salary and annual cash incentive compensation, as well as long-term incentive compensation, that is competitive with our peer group. The Compensation Committee does not, however, strictly adhere to formulas or rigidly set the compensation of our executive officers based on peer group information as it believes that excessive reliance on benchmarking may be detrimental to shareholder interests if compensation paid is unrelated to the value delivered by our executive officers. The Compensation Committee’s philosophy is to target annual cash compensation to executive officers, which includes base salary plus target annual cash incentive compensation, at approximately the median among our peer group companies, while the target for long-term equity compensation is set above the median of our peer group companies. In this manner, a stronger emphasis is placed on actual performance and a greater percentage of compensation is paid through the use of performance based long-term incentives.

Executive Officer Input and Performance. The Compensation Committee also considers input from management and factors such as prior year Company performance and shareholder return, internal pay equity, compensation history and experience, responsibilities and individual performance of the executive officers in a given year. In addition, the Compensation Committee has the opportunity to meet with each of the executive officers at various times during the year which allows the Compensation Committee to form its own assessment of each individual’s performance. Although the compensation process is managed, driven and decided by the Compensation Committee, the views of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. For example, the Chief Executive Officer reports to the Compensation Committee on his evaluation of each executive officer, other than himself, which includes a review of each executive officer’s contribution and performance over the past year, as well as his or her strengths, weaknesses and development plans. The Compensation Committee gives considerable weight to the Chief Executive Officer’s and the Chief Operating Officer’s evaluation of the other executive officers because of their first hand knowledge of the executive officers’ performance and contributions to the Company. In reviewing our Chief Executive Officer’s and Chief Operating Officer’s compensation, the Compensation Committee took into account Company revenue and profit growth and enhancement of shareholder value. In addition, in evaluating our Chief Executive Officer’s performance in 2007, the Compensation Committee reviewed written evaluations of all of the independent directors on a variety of criteria. Certain executive officers participate in the preparation of materials requested by the Compensation Committee for use and consideration at Compensation Committee meetings, such as executive officers’ performance relative to our policies, including the executive stock ownership policy. The Compensation Committee establishes target compensation, including salary, cash incentive compensation and long-term equity compensation, based on benchmarking against our peer group. Actual awards and payments are made based upon actual Company performance and, with respect to all executive officers except for the Chief Executive Officer and Chief Operating Officer, individual performance during the fiscal year. Following a review of the factors discussed above, the Compensation Committee formulates its compensation amounts for each executive officer.

Executive Compensation Policies

Our executive compensation program is designed to be competitive relative to our peer group and to align with the Company’s overall financial performance. Pay for performance is a critical element of such alignment and, as a result, our executive compensation program places the greatest emphasis on variable pay incentives. In particular, the majority of executive compensation is weighted toward long-term equity awards rather than current cash compensation. In balancing current and long-term compensation, our goal is to provide for current expenses with salary and annual cash incentive compensation, and for retirement and longer term needs with long-term incentive compensation. We rely heavily on long-term equity awards because the Compensation Committee believes such awards are effective at attracting and retaining high quality executives and promoting their long-term commitment to the Company. Furthermore, because we do not have a traditional defined benefit pension or supplemental executive retirement plan arrangements, we believe our executives plan for their retirement substantially through potential wealth accumulation from equity compensation gains. Our executive officers also participate in our 401(k) plan, which is available to all employees, and our deferred compensation plan. Each of these plans provide for Company matches.

While stock prices may reflect corporate performance over the long-term, the Compensation Committee recognizes that other factors, such as general economic conditions and varying attitudes among investors toward the stock market, and specific industries and/or companies in particular, may significantly affect stock prices at any given time. Thus, the annual cash components of our executive compensation program, consisting of base salary and incentive compensation, emphasize current corporate as well as individual performance and the realization of defined financial objectives which are independent of short-term fluctuations in stock price.

In hiring and retaining executive management, we compete with a variety of companies, including larger companies with greater resources. Accordingly, the Compensation Committee believes it is appropriate to offer executives, subject to performance goals being met, long-term equity incentive grants which are generally targeted above the mean of the peer group.

We utilize stock options and restricted stock awards to motivate and reward long-term performance. Under the 2003 Stock Incentive Plan, stock options are granted with an exercise price equal to the closing price of the Company’s common stock on the business day immediately preceding the date of grant, vest over time and have no value unless the performance of the Company, as reflected in its stock price, increases over time. The value of such increase to the executive officer is proportionate to the value to all shareholders during that same period. In recent years, we have directed more long-term compensation away from stock options and toward restricted stock. We believe restricted stock awards deliver greater compensation value at grant than stock options and enable us to offer comparable compensation value using fewer shares and less dilution for our shareholders. The value of restricted stock may increase or decrease with changes in stock price during both the periods before and after vesting and thus restricted stock awards closely align the interests of our executive officers with those of our shareholders. In balancing between stock options and restricted stock, the Compensation Committee has determined that the value of between three and four stock options is the approximate equivalent of one share of restricted stock, based upon a Black-Scholes valuation of stock options.

Time-vested restricted stock is intended as both a retention tool and to align the executive officers’ long-term interests with those of our shareholders. The restricted stock awards have no value to the executive officer unless the executive officer remains employed until they vest, and then the value to the executive officer depends upon the value of Company stock as reflected in the Company’s stock price. Performance-based incentive stock also aligns executive officers’ interests with long-term shareholders’ interests because such stock has no value to the executive officer unless we achieve a pre-established target cumulative operating income over a prospective two-year period. The Compensation Committee balances between time-vested and performance-vested restricted stock by weighing the retention incentive of time-based vesting against the desire to incent top performance with performance-based incentive stock. In doing so, the Compensation Committee more aggressively focuses on performance-based restricted stock than on time-based restricted stock. The Compensation Committee generally structured long-term incentive awards such that 50% by value is performance based restricted stock, 30% is stock options and 20% is time-vested restricted stock.

Based upon its deliberations and analysis, the Compensation Committee believes that our executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenue and growth potential, and that our executive compensation practices recognize the caliber, level of experience and performance of our executive officers.

Elements of Executive Compensation

The principal elements of our executive compensation program include: (i) base salary; (ii) annual incentive cash compensation; (iii) long-term incentive stock compensation; (iv) deferred compensation; and (v) benefits and perquisites.

Base Salary

Base salary is intended to compensate executive officers at a level which is appropriate for an executive in his or her position, consistent with experience and capabilities and in an amount which is competitive with the level of compensation paid by companies of similar size, complexity, revenue and growth potential. The Compensation Committee annually reviews the salary information and, at least once every two years, compares such salaries against our peer group of companies and other comparably sized companies. The Compensation Committee uses such comparative information as a guideline in establishing the base salary for each executive officer. In addition, executive officer salaries are reviewed relative to internal positions to ensure equity and alignment of our base salaries within the Company.

Annual Incentive Cash Compensation

Annual incentive cash compensation under our senior management incentive plan is determined based on objective performance criteria approved in advance by the Compensation Committee relating to: (i) individual performance, which includes goals relating to strategic business and organizational objectives, and professional growth and development; and (ii) the Company’s (and/or an applicable business unit, division, or function’s) actual performance, including financial performance measures against our corporate revenue, operating profit and, as applicable, a particular business unit’s revenue and operating profit. For our Chief Executive Officer and our Chief Operating Officer, Company performance was weighted 100% during 2007. For all other executive officers, Company or business unit performance was weighted approximately 90% and individual performance was weighted approximately 10% during 2007, depending upon the individual executive officer and his role and responsibilities. The targets for such annual cash incentives range from 40% of base pay to 60% of base pay for the executive officers.

The Compensation Committee establishes Company performance goals each year based on revenue and operating income targets, which are, in turn, based upon our annual budget and business plan. The Compensation Committee has selected these performance goals because they are important indicators of shareholder value. In addition, these measures are believed to best reflect our short-term performance, as they are directly influenced by management’s actions and exclude investment income and other non-operating factors that affect net profit. We do not publicly disclose specific annual internal revenue or operating income objectives, as our business plan is confidential and disclosing such objectives would cause us competitive harm.

Each year, achievement of the Company performance goals will require performance at a level which is generally higher than the levels achieved in the prior year. The Compensation Committee believes the goals set are challenging, but achievable, and the Compensation Committee attempts to set the targets such that the relative difficulty of achieving the target level is consistent from year to year. These targets generally exclude the effects of extraordinary or unusual events or changes in accounting principles. When appropriate, the Compensation Committee will consider retroactive adjustments to the targets to take into account such developments. Over the past five years, we have achieved performance in excess of the financial targets twice, and have achieved the maximum payout level only once. The percentage of goal achievement over the past five years has ranged from approximately 77% to 129% of the participant’s target opportunity.

In determining actual payments, the Compensation Committee applies a formulaic adjustment to the established target based on the relative percentage of goal achievement. No cash incentives are paid if achievement of the goal is below 80%. Achievement at the level of 80% will result in payment of 50% of the target cash incentive, with incremental increases in pay out for each incremental percent of achievement. Thus, at 100% achievement of the performance goals, the full target cash incentive will be paid. At 115% or more achievement of the goal, 145% of the target cash incentive will be paid, which represents the maximum possible payout. It is intended that high levels of achievement will provide executives with above average levels of current compensation based on comparability studies, and that lower levels of achievement will provide executives with below average levels of current compensation.

Annual cash incentive compensation payments are made in the first quarter of the year upon conclusion of the performance review process. Historically, they have occurred on a date set in advance by the Compensation Committee which has been no earlier than the third business day after the earnings release for the previous fiscal year and not later than March 15th.

Long-Term Incentive Stock Compensation

Our long-term incentive compensation awards are intended to drive long-term Company performance, align the interests of executives with those of our shareholders and retain executives through long-term vesting of equity awards. Executive officers long-term incentives are comprised of: (i) performance-based restricted stock; (ii) time-based restricted stock; and (iii) stock options.

Stock option and restricted stock grants are generally made to employees, including executive officers, in the first quarter of the year upon conclusion of the performance review process and occur on a date set in advance by the Compensation Committee. Generally, such date has been no earlier than the third business day after the earnings release for the previous fiscal year and not later than March 15th. Equity awards were only made to certain general employees of the Company, excluding the executive officers, in February 2008 as there were insufficient shares available for grant to executive officers under our 2003 Stock Incentive Plan. If our shareholders approve the 2008 Plan at the Meeting, the Compensation Committee has determined that we will issue performance based restricted stock, time based restricted stock and stock options, which were earned based upon the executive officers’ performance in fiscal 2007, on the third business day after the Meeting. Notwithstanding such anticipated grants to executive officers in May 2008, and except for new hires and significant job promotions, it is expected that future long-term incentive stock grants to executive officers will be made no earlier than the third business day after the earnings release for the previous fiscal year and not later than March 15th. The value of restricted stock and the exercise price of stock options are set as equal to fair market value on the date of grant, which is defined in the Company’s 2003 Stock Incentive Plan as the closing price of the Common Stock on the immediately preceding trading day. The Company has never granted options or restricted stock at a price other than fair market value, as defined in the Company’s 2003 Stock Incentive Plan, or bearing a date other than the date of grant. Under the 2008 Plan, if approved by shareholders, fair market value is defined as the closing price of the Common Stock on the date of grant.

Performance-based Restricted Stock. Executive officers are eligible for performance-based incentive restricted stock awards on an annual basis that vest only if our financial performance meets pre-defined, operating income targets within a two-year performance period. The operating income targets are approved each year by the Compensation Committee. Performance-based incentive stock is forfeited, in whole or in part, unless we achieve a pre-established cumulative operating income target over the prospective two-year period. If the Company’s performance exceeds the cumulative operating income target, the restricted stock agreements provide for an issuance of additional, unrestricted shares in an amount proportionate to the achievement of operating income in excess of the target. In each of these ways, a significant portion of executive officer compensation is tied to our actual performance.

Time-based Restricted Stock. Executive officers are eligible for service-based, or time-vesting, restricted stock awards on an annual basis, effectively tying a portion of compensation to the individual’s continued employment and the performance of our common stock over the vesting period. Restrictions on restricted stock grants generally lapse on the third anniversary of the date of grant. The awards have no value to the executive officer unless the executive officer remains employed for the full vesting period or meets retirement eligibility, in which case the restricted stock vests pro rata based on the time lapsed between the grant date and the retirement date. The Compensation Committee believes that three year cliff vesting promotes a longer term perspective and enhances retention of key management.

Stock Options. Executive officers are eligible for annual grants of stock options which generally vest in equal annual installments over four years (beginning one year after grant) and expire seven years from the date of grant. The number of stock options granted to executive officers is based on a target economic value to the executive officer. However, the stock options have no intrinsic value to the executive officers on the date of grant and only provide value to the executive officer if our stock price increases. The Compensation Committee does not consider the realized or unrealized value of prior stock option awards when determining the target economic value of stock option awards granted in a particular year because each stock option grant is a further incentive to drive future shareholder return. We do not reprice stock options and our equity incentive plans prohibits stock option repricing absent shareholder approval.

Deferred Compensation

Designated executive officers and certain employees may participate in our Nonqualified Deferred Compensation Plan which is designed to allow individuals to defer up to 50% of their salary and 100% of their cash incentive compensation each year. The Company does not pay guaranteed, above-market or preferential earnings on deferred compensation. Earnings on a participant’s account are determined by the participant’s selection of investment options. The amounts deferred are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations. Contributions, earnings and total account balances as of the end of the fiscal year are shown for the Named Executive Officers in the Nonqualified Deferred Compensation Table on page 27 of this proxy statement. The mechanics of the deferred compensation plan are discussed following the Nonqualified Deferred Compensation Table. Except for the 401(k) and deferred compensation plans, we have no pension or retirement plan available to our employees, including our executive officers.

Benefits and Perquisites

We believe the perquisites and other benefits we provide are comparable to the benefits offered by our competitors and that offering these benefits and perquisites contributes to our objective of attracting and retaining top executive talent.

Benefits. In 2007, we paid 100% of the health insurance premiums for certain executive officers, as compared to the approximately 70% of health insurance premiums we pay for all other employees. Effective January 2008, we pay the same percentage of health and dental insurance premiums for executive officers as we do for all other employees. The Executive officers received a one-time salary adjustment to compensate for this change in benefit.

Executive officers may participate in our Employee Stock Purchase Plan which allows all employees to accumulate up to $25,000 per year from payroll deductions over a six month period and purchase shares at a discount from the lower of the market price on the first or last day of the six month period. Executive officers may also participate in our charitable contribution matching program on the same basis as all other employees up to $5,000 in the aggregate per year. Executive officers who relocate to join the Company, or relocate at our request subsequent to hiring, are supported consistent with our general relocation policies.

Perquisites. Our executive compensation program includes limited executive perquisites as we strive to make executive compensation primarily performance-based. We do not provide cars, private air travel, family travel reimbursement or other special travel benefits to executive officers. We do not maintain lodging for the benefit of executive officers or reimburse executive officers for lodging expenses, except in connection with business travel and Company requested relocations. We do not provide club memberships or other personal social or entertainment benefits to executive officers, nor do we reimburse executive officers for any such costs. We do not make loans or provide guarantees to executive officers.

However, since significant time and expertise is required for adequate tax, retirement and financial planning, we offer financial and tax planning as a benefit intended to allow executive officers to focus on the needs of the Company with fewer distractions. We also provide an executive physical examination program, which is intended to (i) encourage executives to have regular examinations and (ii) minimize the risk of losing the services of our executive officers due to unforeseen significant health issues.

Thus, with the limited exceptions described above and in the Summary Compensation Table on page 23, our practice is not to provide special perquisites and benefits to our executive officers.

Change-in-Control Provisions. Pursuant to the terms of our 2003 Stock Incentive Plan (and the 2008 Plan if approved by our shareholders), the Compensation Committee has discretion to provide that vesting of stock options and restricted stock awards be accelerated on a change-in-control of the Company. The Compensation Committee has exercised this discretion with respect to non-employee director and senior management stock options, performance-based restricted stock awards and time-based restricted stock awards. Thus, upon a change-in-control, all such awards immediately vest in full. Under the 2003 Stock Incentive Plan, a change-in-control is deemed to occur if (i) any person becomes the beneficial owner of fifty percent or more of the Company’s outstanding common stock and (ii) within twenty-four months immediately thereafter, individuals other than individuals who constitute the entire board of directors or individuals whose election was approved by at least two-thirds of the directors then still in office, become a majority of the Company’s board of directors.

In addition, we have entered into change-in-control agreements with certain executive officers designed to protect such executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against the loss of the anticipated benefits of our long-term incentive compensation program.

In the event of a proposal which could result in a change-in-control, the executive officers must focus on the best interests of our shareholders, and not be distracted by the need to mitigate or plan for the risk that a new control group might choose to replace management or combine the business into a larger organization. Thus, the goal of the change-in-control agreements is to allow the executive officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. In addition, the Compensation Committee believes that it is in the best interests of us and our shareholders to offer such agreements to our executive officers as we compete for executive talent in a highly competitive market in which comparable companies offer similar benefits to senior executives.

We have entered into a single trigger change-in-control agreement with Richard T. Riley, our Chief Executive Officer, and Ronald V. Waters III, our President and Chief Operating Officer. A single trigger change-in-control agreement requires a change-in-control and the executive’s termination of his employment for any reason to provide for benefit eligibility. We believe that a single trigger agreement is appropriate for the Chief Executive Officer and the Chief Operating Officer because of the high likelihood that a new control group would replace them in connection with a change-in-control. We have entered into double trigger change-in-control agreements with certain other executive officers. A double trigger change-in-control agreement requires both a change-in-control and a termination of employment either (i) involuntarily, other than for cause, death, disability or the sale of the business or (ii) voluntarily for good reason. For purposes of both the single trigger and double trigger change-in-control agreements, a change-in-control is deemed to occur if (i) any person becomes the beneficial owner of fifty percent (50%) or more of the Company’s then outstanding stock; (ii) the directors who currently constitute our Board cease for any reason to constitute at least a majority of the Company’s Board; or (iii) there is a consummation of any transaction contemplated by a resolution of the Board approving an agreement of consolidation of the Company with or a merger of the company into another corporation or business, unless following the consolidation or merger more than fifty percent (50%) of the outstanding voting securities are then beneficially owned by all or substantially all of the same individuals or entities who held such shares immediately before the consolidation or merger. For purposes of the double trigger change-in control agreements, “good reason” is defined as termination based on (i) a material and adverse change in the individual’s statute or position as an officer or management employee of the Company or the assignment of duties or responsibilities which are materially inconsistent with such status or position; (ii) a reduction by the Company in your base salary; (iii) the failure by the Company to continue any plan, other than any equity compensation plan, in which the individual was participating at the time of the change in control and other than as a result of the normal expiration of any such plan in accordance with its terms; (iv) the Company’s requirement that the individual be based at an office more than 50 miles from the individual’s then current office;

(v) the failure by the Company to obtain from any successor the assent to such change in control agreement; or (vi) any purported termination which is not effected pursuant to the notice of termination requirements contained in the change-in-control agreement.

The Compensation Committee views the potential lump-sum cash payments for an involuntary termination without cause, or a voluntary termination with good reason, following a change of control of the Company, as reasonable and appropriate for the executive officers, as the process of matching high level senior executives to appropriate new positions may take a significant amount of time. A tax “gross up” provision applies to the Chief Executive Officer and Chief Operating Officer in the event of a change-in-control of the Company. In the Compensation Committee’s view, the tax “gross up” is an appropriate method for us to protect such executive officers from the punitive effects of a 20% excise tax levied by the federal income tax laws on certain income paid to such executive officers in such circumstances. The additional benefits afforded to the protected Named Executive Officers pursuant to the change-in-control agreements are as more specifically described on page 28.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Code disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to our Chief Executive Officer and the three other most highly compensated executive officers, but not including our Chief Financial Officer. Certain performance-based compensation, such as stock options issued under our 2003 Stock Incentive Plan and, if approved, the 2008 Plan, each of which is (or is anticipated to be) approved by our shareholders, is not subject to the deduction limit. We periodically review the potential consequences of Section 162(m) of the Code, and in the future may decide to structure the performance-based portion of our executive officer compensation to comply with certain exemptions provided in Section 162(m) of the Code. However, to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible.

Executive Stock Ownership Guidelines

The Compensation Committee believes that it is in our best interest and the best interest of our shareholders for executive officers to have a financial interest in the long-term results of their business decisions.

Effective as of March 1, 2005, and as subsequently amended, the stock ownership policy adopted by the Compensation Committee requires executive officers to own and retain common stock of the Company, exclusive of unvested restricted stock, having a value equal to the multiple of annual base salary stated below:

Chief Executive Officer	2 times annual base salary
President and Chief Operating Officer	1 1/2 times annual base salary
Corporate Officers and Corporate level Vice Presidents	1 times annual base salary
Other Vice Presidents, including Regional Vice Presidents	1/2 times annual base salary

Compliance is measured by multiplying the number of shares owned at the close of business on March 31st of each year by the highest closing price during the preceding twelve-month period. Individuals who were executive officers when the executive stock ownership policy was adopted are required to be in full compliance with the policy by March 31, 2010, and are expected to make progress toward compliance in the intervening period. Executive officers hired after March 1, 2005 are expected to comply with the policy within five years after joining of the Company. Executive officers may acquire the mandated equity ownership through open market purchases, exercise of stock option grants, vested restricted stock awards, whether time-vested or performance-based, and the Employee Stock Purchase Plan available to all employees. Executive officers who were with the Company in March 2005 must have reached seventy-five percent (75%) compliance by March 2008; all such executive officers who are also Named Executive Officers have satisfied this requirement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement.

Harvey Rosenthal (Chairperson)

Robert J. Murray

Robert L. Rewey

Maria Renna Sharpe

Summary Compensation Table

The following table and notes present the compensation earned in the last two fiscal years by (i) all individuals who served as the Company’s principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2007, or the “PEO”; (ii) all individuals who served as the Company’s principal financial officer or acting in a similar capacity during the fiscal year ended December 31, 2007, or the “PFO”; and (iii) the Company’s other three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at December 31, 2007.

SUMMARY COMPENSATION TABLE

FOR FISCAL YEARS ENDED DECEMBER 31, 2007 AND 2006

Name and Principal Position	Year	Salary ($)		Stock Awards ($)[1]		Option Awards ($)[2]		Non-Equity Incentive Plan Compensation ($)[3]		All Other Compensation ($)			Total ($)
Richard T. Riley[4] Chief Executive Officer (PEO)	2007 2006	$ $	486,539 369,038	$ $	644,856 247,560	$ $	220,715 81,248	$ $	279,000 201,797	$ $	37,503 36,660	[5] [6]	$ $	1,668,613 936,303
Michael Umana Senior Vice President and Chief Financial Officer (PFO)	2007 2006	$ $	268,769 203,000	$ $	158,131 78,952	$ $	21,747 11,042	$ $	126,072 92,300	$ $	27,485 22,167	[7] [8]	$ $	602,204 407,461
Ronald V. Waters III[9] President and Chief Operating Officer	2007		$330,769		$128,544		$96,558		$185,256		$43,804	[10]		$784,931
Thomas A. Wooters Executive Vice President and General Counsel	2007 2006	$ $	258,366 249,212	$ $	137,874 80,069	$ $	39,049 30,844	$ $	122,747 111,603	$ $	32,059 25,509	[11] [12]	$ $	590,095 497,237
William R. Duvall Executive Vice President and Chief Technology Officer	2007 2006	$ $	246,250 265,077	$ $	115,782 94,086	$ $	51,420 69,901	$ $	108,922 118,703	$ $	45,500 53,492	[13] [14]	$ $	567,874 601,259

[1]

The amounts in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123(R), of awards pursuant to the LoJack Corporation 2003 Stock Incentive Plan and thus may include amounts from awards granted in and prior to the applicable fiscal year. Assumptions used in the calculations of these amounts are included in Note 1 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.

[2]

The amounts included in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with FAS 123(R), of awards pursuant to the LoJack Corporation 2003 Stock Incentive Plan and thus may include amounts from awards granted in and prior to the applicable fiscal year. Assumptions used in the calculations for these amounts are included in Note 1 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007. These options are non-qualified stock options issued under the LoJack Corporation 2003 Stock Incentive Plan or its predecessor and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date immediately preceding the date of grant).

[3]	The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards paid to the Named Executive Officers under the applicable year’s Senior Management Bonus Plan.
[4]	Mr. Riley is also a director of the Company. However, he did not receive any fees in connection with such services and his total compensation was paid for his services as an executive officer.
[5]

Includes $6,750 attributable to the Company’s match of Mr. Riley’s contribution to the Company’s 401(k) plan, $20,650 attributable to the Company’s match of Mr. Riley’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid for by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Riley.

[6]

Includes $6,600 attributable to the Company’s match of Mr. Riley’s contribution to the Company’s 401(k) plan, $17,987 attributable to the Company’s match of Mr. Riley’s contribution to the Nonqualified Deferred

Compensation Plan, tax gross ups paid by the Company, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid for by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Riley.

[7]

Includes $6,750 attributable to the Company’s match of Mr. Umana’s contribution to the Company’s 401(k) plan, $10,832 attributable to the Company’s match of Mr. Umana’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Umana.

[8]

Includes $5,100 attributable to the Company’s match of Mr. Umana’s contribution to the Company’s 401(k) plan, $5,700 attributable to the Company’s match of Mr. Umana’s contribution to the Nonqualified Deferred Compensation Plan, tax gross ups paid by the Company, fees for financial tax planning services paid by the Company, and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Umana.

[9]

Mr. Waters is also a director of the Company. However, he did not receive any fees in connection with such services and his total compensation was paid for his services as an executive officer. Mr. Waters joined the Company in February 2007.

[10]

Includes $1,302 attributable to the Company’s match of Mr. Waters’ contribution to the Company’s 401(k) plan, $8,769 attributable to the Company’s match of Mr. Waters’ contribution to the Nonqualified Deferred Compensation Plan, the fee for an executive physical paid for by the Company, the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Waters and relocation costs and related expenses reimbursed to Mr. Waters.

[11]

Includes $6,750 attributable to the Company’s match of Mr. Wooters’ contribution to the Company’s 401(k) plan, $11,123 attributable to the Company’s match of Mr. Wooters’ contribution to the Nonqualified Deferred Compensation Plan, fees for financial and tax planning services paid by the Company, the fee for an executive physical paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Wooters.

[12]

Includes $6,600 attributable to the Company’s match of Mr. Wooters’ contribution to the Company’s 401(k) plan, $11,952 attributable to the Company’s match of Mr. Wooters’ contribution to the Nonqualified Deferred Compensation Plan, tax gross ups paid by the Company, fees for financial and tax planning services paid by the Company, and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Wooters.

[13]

Includes $13,500 attributable to the Company’s match of Mr. Duvall’s contribution to the Company’s 401(k) plan, $21,897 attributable to the Company’s match of Mr. Duvall’s contribution to the Nonqualified Deferred Compensation Plan, fees for financial tax planning services paid by the Company, the fee for an executive physical paid by the Company and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Duvall.

[14]

Includes $13,200 attributable to the Company’s match of Mr. Duvall’s contribution to the Company’s 401(k) plan, $25,870 attributable to the Company’s match of Mr. Duvall’s contribution to the Nonqualified Deferred Compensation Plan, tax gross ups paid by the Company, fees for financial tax planning services paid by the Company, premiums paid by the Company for separate disability policy and the portion of family medical insurance premiums paid by the Company that would otherwise have been payable by Mr. Duvall.

The Summary Compensation Table above quantifies the value of the various forms of compensation earned by the Named Executive Officers in fiscal years 2007 and 2006. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentive plan cash compensation and long-term equity incentive awards. We do not have employment agreements with any of our Named Executive Officers.

Based on the fair value of equity awards granted to Named Executive Officers in 2007 and the base salary of the Named Executive Officers, on average, “Salary” accounted for approximately 27% of total compensation, non-equity incentive compensation accounted for approximately 15%, and equity incentive compensation accounted for approximately 58% of the total compensation paid in 2007 to the Named Executive Officers. Because the Summary Compensation Table reflects less than the full fiscal year salary for certain individuals who were not employed by the Company for the full fiscal year and because the value of equity awards included in the Summary Compensation Table is based on the FAS 123(R) value, rather than the fair market value, these percentages may not be able to be readily derived using the amounts reflected in the Summary Compensation Table.

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2007

The following table shows all awards granted to each of the Named Executive Officers during the fiscal year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)[3]	Grant Date Fair Value of Stock and Option Awards[4]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard T. Riley	2/26/07	2/9/07	$150,000	$300,000	$435,000	11,400	28,500	39,900				$566,580
									10,500			$208,740
										30,000	$19.88	$274,815
Michael Umana	2/26/07	2/9/07	$68,000	$136,000	$197,200	2,020	5,050	7,070				$100,394
									3,000			$59,640
										4,400	$19.88	$40,306
Ronald V. Waters III	2/26/07	2/9/07	$100,000	$200,000	$290,000	4,000	10,000	14,000				$198,800
									10,000			$198,800
										50,000	$19.88	$458,025
Thomas A. Wooters	2/26/07	2/9/07	$65,500	$131,000	$189,950	1,760	4,400	8,160				$87,472
									2,650			$52,682
										3,900	$19.88	$35,726
William R. Duvall	2/26/07	2/9/07	$58,750	$117,500	$170,375	1,260	3,150	4,410				$62,622
									1,900			$37,772
										2,750	$19.88	$25,191

[1]

The amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Threshold” reflect the payment level under the Company’s 2007 Senior Management Bonus Plan for meeting the minimum established threshold. The amount shown in “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Maximum” is 145% of the target amount listed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Target”. These amounts are based on the executive officer’s base salary and position in 2007. Non-equity incentive plan awards actually paid by the Company for services rendered in 2007 are reflected in the “Non Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 23.

[2]

The amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, subcolumn “Threshold” reflect the minimum percentage vesting of the performance-based restricted stock over a prospective two-year period for meeting the minimum established threshold. The amount shown in “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, subcolumn “Maximum” is 140% of the target amount listed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, subcolumn “Target”. These amounts are based on the executive officer’s performance-based restricted stock awards issued in 2007, subject to Company-performance goals over a two-year period, with any vesting occurring in fiscal year 2009.

[3]

In accordance with our 2003 Stock Incentive Plan, the exercise price of the stock option awards is equal to the closing price of our Common Stock as reported by The NASDAQ Global Select Market on the day immediately preceding the date of grant.

[4]

Assumptions used in the calculations for these amounts are included in Note 1 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.

Outstanding Equity Awards at December 31, 2007

The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options, unvested stock awards and equity incentive plan awards as of December 31, 2007, and the value of unvested stock and unearned shares that have not vested as of the end of the fiscal year ended December 31, 2007.

Outstanding Equity Awards At 2007 Fiscal Year-End

	Option Awards[1]						Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[3]		Number of Shares or Units of Stock That Have Not Vested[4] (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[5] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard T. Riley	20,000	20,000		$14.26	2/1/2015	[6]	10,000	$168,100
	1,300	3,900		$22.18	2/24/2013		9,000	$151,290	13,500	$226,935
	12,500	37,500		$15.25	12/4/2013		20,000	$336,200
		30,000		$19.88	2/26/2014		10,500	$176,505	28,500	$479,085
Michael Umana	1,250	3,750		$23.27	3/15/2013		5,000	$84,050	5,000	$84,050
		4,400		$19.88	2/26/2014		10,000	$168,100	10,000	$168,100
Ronald V. Waters III		50,000		$19.88	2/26/2014		10,000	$168,100	10,000	$168,100
Thomas A. Wooters	45,000			$8.74	12/1/2013	[7]
	7,500	7,500		$14.17	3/10/2015	[8]	5,250	$88,253
	800	2,400		$22.18	2/24/2013		4,200	$70,602	2,900	$48,749
		3,900		$19.88	2/26/2014		2,650	$44,547	4,400	$73,964
William R. Duvall	12,500			$13.00	3/19/2008	[9]
	25,000			$7.13	3/24/2010	[10]
	30,000			$5.70	5/30/2011	[11]
	40,000			$5.38	2/25/2012	[12]
	38,000			$5.23	2/25/2013	[13]
	11,250	3,750		$8.10	3/3/2014	[14]
	7,500	7,500		$14.17	3/10/2015	[15]	5,250	$88,253
	875	2,625		$22.18	2/24/2013		4,200	$70,602	2,900	$48,749
		2,750		$19.88	2/26/2014		1,900	$31,939	3,150	$52,952

[1]	Options vest in four equal annual installments beginning on the first anniversary date of the date of grant.
[2]	The closing price of the Company’s Common Stock on December 31, 2007, the last trading day of 2007, was $16.81.
[3]	Except as otherwise indicated, the expiration date for each option award is 7 years after the date of grant.
[4]	Restricted stock awards vest on the third anniversary of the date of grant.
[5]

Incentive stock awards vest on the date the Company issues its earnings release for the period covering the second year of the measuring period, but only if the Company meets a cumulative operating income target.

[6]	The expiration date is 10 years after the date of grant.
[7]	The expiration date is 10 years after the date of grant.
[8]	The expiration date is 10 years after the date of grant.
[9]	The expiration date is 10 years after the date of grant.
[10]	The expiration date is 10 years after the date of grant.
[11]	The expiration date is 10 years after the date of grant.
[12]	The expiration date is 10 years after the date of grant.
[13]	The expiration date is 10 years after the date of grant.
[14]	The expiration date is 10 years after the date of grant.
[15]	The expiration date is 10 years after the date of grant.

Option Exercises and Stock Vested Table

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard T. Riley	—	—	—	—
Michael Umana	—	—	—	—
Ronald V. Waters III	—	—	—	—
Thomas A. Wooters	—	—	—	$60,820	[1]
William R. Duvall	50,000	$486,089	5,250	$97,178

[1]

1,750 of Mr. Wooters’ restricted stock award shares were treated as taxable for federal income tax purposes under the restricted stock award agreement upon his attaining age 65, but Mr. Wooters did not acquire such shares until the restriction ended on March 10, 2008. 1,400 of Mr. Wooters’ restricted stock award shares were treated as taxable for federal income tax purposes under the restricted stock award agreement upon his attaining age 65, but Mr. Wooters will not acquire such shares until the restriction ends on February 24, 2009.

Nonqualified Deferred Compensation Plan

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)[1]	Company Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard T. Riley	$94,238	$20,650	$16,019	$0	$346,527	[3]
Michael Umana	$127,311	$10,832	$28,988	$0	$204,428	[4]
Ronald V. Waters III	$17,539	$8,769	$602	$0	$26,910
Thomas A. Wooters	$22,247	$11,123	$5,731	$0	$111,305	[5]
William R. Duvall	$29,285	$21,897	$12,782	$0	$181,685	[6]

[1]

All of the amounts reported in this column have been included as “Salary” or “Non-Equity Incentive Plan Compensation”, as appropriate, in the Summary Compensation Table appearing on page 23 of this proxy statement.

[2]	All of the amounts reported in this column have been included as “All Other Compensation” in the Summary Compensation Table appearing on page 23 of this proxy statement.
[3]	$166,465 was previously reported as compensation received in 2006.
[4]	$34,200 was previously reported as compensation received in 2006.
[5]	$35,857 was previously reported as compensation received in 2006.
[6]	$59,692 was previously reported as compensation received in 2006.

Under the nonqualified deferred compensation plan that became effective in 2005, executive officers and certain employees of the Company may defer up to 50% of annual salary and 100% of annual incentive cash compensation which is payable upon termination of employment with the Company, death, disability or retirement or as an in-service withdrawal after a minimum deferral period of three years. We will match 100% of a participant’s contributions up to a maximum of 6% of total cash compensation for executives with five years or more of service and 50% of contributions up to a maximum of 6% for executives with fewer than five years of service. Each year’s matching contributions (and associated earnings) cliff vest after three years, or on the death, disability, or retirement of the executive officer or upon a change in control of the Company.

Each participating executive officer may request that the deferred amounts be allocated among several available investment options established and offered by us, subject to approval by the Compensation Committee. These investment options provide market rates of return and are not subsidized by the Company. The benefit payable under the plan to a participant following termination of employment is equal to the applicable deferred and matching amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts.

We have established a trust for the benefit of participants in the deferred compensation plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, we will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the plan and the trust. However, the assets in the trust will become available to our creditors if we become insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the plan to a participant, we remain obligated to pay any deficiency.

Retirement payouts upon an executive officer’s retirement from the Company are payable either in a lump-sum payment or in annual installments over a period of up to ten years. In-service payouts are payable either in a lump sum or substantially equal annual installments over a period of five years. Upon death, disability or termination of employment, all amounts shall be paid in a lump-sum payment as soon as administratively feasible except for certain key employees for which distributions shall not be made until after six months from the date of termination.

Change in Control Agreements

We have entered into Change in Control agreements with certain executive officers, including the following Named Executive Officers: Richard T. Riley, Ronald V. Waters III, Michael Umana, Thomas A. Wooters and William R. Duvall, providing for certain benefits in the event of a change in control of the Company. A change in control includes the acquisition by any person of beneficial ownership of 50% or more of our outstanding securities normally having the right to vote at elections of directors. If a tender offer or exchange offer is made for 50% or more of such stock, the executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred. Each change in control agreement automatically renews for successive one year terms thereafter; provided, however, that such agreements continue in effect for a period of twelve months following a change in control that occurs during the term of the agreement.

With respect to Mr. Riley and Mr. Waters, if, within ninety days before or twelve months after a change in control of the Company, such Named Executive Officer’s employment is terminated (i) by us other than for cause, disability or retirement or (ii) by the Named Executive Officer, for good reason (as defined in the agreement), we have agreed to, in addition to salary, benefits and awards accrued through the date of termination:

•

Pay the Named Executive Officer an amount equal to three times the sum of (i) his base salary on the date of the change in control and (ii) the highest of his target bonus for the year or the actual bonus paid during either of the prior two years;

•	Provide such Named Executive Officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to thirty-six months following such termination; and

•

Provide a tax “gross-up” payment sufficient to compensate the Named Executive Officer for the amount of any excise tax imposed under Section 4999 of the Internal Revenue Code, and for any taxes imposed on such additional payment; provided, however, that we will not pay any such “gross-up” amount unless the sum of the payments received by Mr. Riley and Mr. Waters, respectively, exceed the amounts permitted by Section 280G(b)(3) of the IRS Code by more than $50,000.

With respect to the other Named Executive Officers party to change in control agreements, namely, Michael Umana, Thomas A. Wooters and William R. Duvall, if, within ninety days before or twelve months after a change in control of the Company, the Named Executive Officer’s employment is terminated (i) by us other than for cause, disability or retirement, or (ii) by the Named Executive Officer, for good reason (as defined in the agreement), we have agreed to, in addition to salary, benefits and awards accrued through the date of termination:

•

Pay the Named Executive Officer an amount equal to 1.5 times the sum of (i) his base salary on the date of the change in control, and (ii) the highest of his target bonus for the year or actual bonus paid during either of the prior two years; and

•	Provide such Named Executive Officer with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to twenty-four months following such termination.

Under the change of control agreements with each Named Executive Officer, we have further agreed to:

•

Pay fifty percent (50%) of any payment due in a lump sum as soon as practicable after the change in control and one-thirty-sixth (1/36) of the remaining fifty percent (50%) of such payment on a regularly-scheduled monthly pay date with a final lump sum payment of the unpaid balance to be paid no later than March 15 of the year following the calendar year in which the change in control occurs, in all cases subject to any modifications necessary to avoid adverse tax consequences under Section 409A of the Code;

•

Provide automatic vesting of (i) all Company contributions to the Nonqualified Deferred Compensation Plan, and (ii) all outstanding equity awards including stock options and restricted stock awards, including any performance-based restricted stock awards; and

•	Reimburse legal fees and any expenses incurred in enforcement of the Named Executive Officer’s rights under the change in control agreement.

Pursuant to the agreements, the Named Executive Officers shall not at any time communicate or disclose to any unauthorized persons any of our proprietary processes or other confidential information concerning the business, products, suppliers or customers which, if disclosed, would have a material adverse effect upon our business or operations.

The chart below summarizes the total payments and provision of benefits that would have been payable to the Named Executive Officers if a change of control had occurred on December 31, 2007:

CHANGE IN CONTROL PAYMENTS

Name	Salary/ Bonus	Accelerated Vesting of Equity Awards	Accelerated Vesting of Deferred Compensation Plan Match	Medical/ Dental Benefits[1]	Payment of Excise Tax and Gross-Up	Total
Richard T. Riley	$2,400,000	$1,718,115	$50,337	$36,480	$1,527,341	$5,732,273
Michael Umana	$612,000	$303,421	$18,643	$24,875	$0	$958,939
Ronald V. Waters, III	$1,920,000	$336,200	$8,047	$36,480	$962,283	$3,263,010
Thomas A. Wooters	$589,500	$365,714	$37,774	$24,875	$0	$1,017,863
William R. Duvall	$530,555	$462,744	$81,641	$24,875	$0	$1,099,815

[1]

Consists of the present value of current medical and dental insurance coverage based upon the type of coverage the Company carried for the Named Executive Officer as of December 31, 2007 and using the premiums in effect on December 31, 2007.

COMPENSATION OF DIRECTORS

The following table and notes present the compensation earned by directors in the last fiscal year ended December 31, 2007:

Director Compensation For Fiscal Year Ended December 31, 2007

Name[1]	Fees Earned or Paid in Cash ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John H. MacKinnon	$55,500	$64,295	$5,372	$0	$5,000	$130,167
Harvey Rosenthal	$50,500	$64,295	$5,372	$0	$1,000	$121,167
Robert J. Murray	$43,750	$64,295	$5,372	$0	$5,000	$118,417
Robert L. Rewey	$44,500	$64,295	$5,372	$0	$0	$114,167
Maria Renna Sharpe	$39,500	$64,295	$0	$0	$4,850	$108,645
Rory J. Cowan	$32,000	$33,051	$0	$0	$0	$65,051

[1]

Richard T. Riley, our Chairman and Chief Executive Officer and Ronald V. Waters, III, our President and Chief Operating Officer, are not included in this table as they are employees of the Company and thus received no compensation for their services as directors in 2007. The compensation received by Messrs. Riley and Waters as employees is shown in the Summary Compensation Table on page 23.

[2]

The amounts in the “Stock Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards pursuant to the LoJack Corporation 2003 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculations of these amounts are included in Note 1 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.

The full grant date fair value of each stock award made in 2007, as measured by FAS 123(R), was $80,000, using the May 21, 2007 closing price of the Company’s Common Stock on the NASDAQ Global Select Market for 3,778 shares granted in the form of restricted stock on May 22, 2007 to each non-employee director pursuant to the terms of the LoJack Corporation 2003 Stock Incentive Plan. As of December 31, 2007, each director named in the Director Compensation Table had the following number of shares outstanding: John H. MacKinnon: 16,570; Robert J. Murray: 69,070; Robert L. Rewey: 14,070; Harvey Rosenthal: 22,570; Maria Renna Sharpe: 13,392; and Rory J. Cowan: 4,857.

[3]

These options are non-qualified stock options issued under the LoJack Corporation 2003 Stock Incentive Plan or its predecessor and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options on the date immediately preceding the date of grant). The amounts included in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of awards pursuant to the LoJack Corporation 2003 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2007. Assumptions used in the calculations for these amounts are included in Note 1 to our 2007 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2007.

As of December 31, 2007, each director named in the Director Compensation Table had the following number of options outstanding: John H. MacKinnon: 27,500; Robert J. Murray: 40,000; Robert L. Rewey: 7,500; Harvey Rosenthal: 35,000; Maria Renna Sharpe: zero; and Rory J. Cowan: zero.

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by us of members of the Board.

Similar to executive officers, directors are subject to a minimum share ownership requirement. Within two years after joining our Board, each director is required to directly own a minimum of 5,000 shares of the Company’s common stock. All of our directors who have been with the Company for at least two years have satisfied this equity ownership requirement.

Each non-employee director is entitled to an annual cash retainer of $20,000. Directors also receive restricted stock awards, as described below, $1,500 for each Board meeting attended ($750 per telephone meeting or telephone participation in a meeting) and $1,000 for each Board committee meeting attended ($500 per telephone meeting or telephone participation in a meeting). Directors are also eligible to participate in our charitable gift matching program up to $5,000 in the aggregate per year. Robert J. Murray has been designated as the Lead Director to chair and lead meetings limited to independent directors. The Chairperson of the Audit Committee receives an annual stipend of $10,000. The Chairperson of the Compensation Committee receives an annual stipend of $7,500. The Lead Director and the Chairperson of the Nominating/Governance Committee each receive an annual stipend of $5,000. Directors are reimbursed for reasonable out of pocket travel, hotel and incidental expenses for each Board meeting attended. Annual compensation is prorated for new directors taking office in between annual shareholder meeting dates.

Pursuant to the current Board Compensation Arrangement and in accordance with the 2003 Stock Incentive Plan, on the third business day following an annual meeting of shareholders, each eligible non-employee director elected or re-elected at such meeting receives an annual grant of $80,000 (rounded to the nearest whole number of shares) in value based on the fair market value on the date of grant (as defined in the applicable stock incentive plan) of restricted stock subject to forfeiture and restrictions on transfer which lapse after two years. Any non-employee director elected other than at the annual meeting of shareholders is granted such restricted stock on a pro-rated basis. Such grants of restricted stock were made to each non-employee director elected or re-elected at the annual meeting of shareholders held on May 17, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of John H. MacKinnon (Chairperson), Harvey Rosenthal and Rory J. Cowan, who are independent directors, as defined by applicable NASDAQ rules, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee has discussed with the independent Registered Public Accounting Firm the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as it may be modified or supplemented.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management and the outside auditors’ major financial risk exposures and the quality and adequacy of the Company’s internal controls and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees,” as it may be modified or supplemented, and has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2007 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

A material weakness was identified in the Company’s internal control over financial reporting relative to accounting for international income taxes as of December 31, 2007. The material weakness was comprised of inadequate controls to ensure a sufficient technical review was performed of the international tax provision. The Audit Committee is overseeing the Company’s efforts to remediate the identified material weakness in internal control over financial reporting, and enhance controls to ensure a proper control environment at the Company. In this regard, the Company is implementing enhanced policies and procedures over income tax planning, tax return preparation and accounting for international income taxes and the Audit Committee has authorized the retention of a third party to augment our income tax planning, tax return preparation and accounting for international income taxes.

The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and that no restrictions were placed on the scope of the activities or access to required information.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)

Harvey Rosenthal

Rory J. Cowan

AUDITORS

Audit Fees

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, collectively, Deloitte & Touche, to the Company in the last two fiscal years were as follows:

	2006	2007
Audit Fees	$737,000	$672,000
Audit-Related Fees	—	—
Tax Fees	316,000	$536,000
All Other Fees	—	—

Total Fees	$1,053,000	$1,208,000

Audit Fees. These fees comprise professional services rendered in connection with the audit of our consolidated financial statements for its annual report on Form 10-K and the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q that are customary under auditing standards generally accepted in the United States. Audit fees also include consents for other SEC filings.

Tax Fees. Fees for tax services consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $148,000 and $315,000 in 2006 and 2007, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of (i) federal, state and local income tax return assistance, (ii) sales and use, property and other tax return assistance and (iii) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $168,000 and $221,000 in 2006 and 2007, respectively. Tax planning and advice are services rendered with respect to proposed transactions or the structuring of a particular transaction to maximize tax benefits. Such services consisted of tax advice related to (i) structuring acquisitions and investments, (ii) certain internal legal restructuring actions and other intra-group restructuring actions and (iii) other miscellaneous consultations.

Services Provided by Deloitte & Touche

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditors. The Board also recognizes that the independent auditors possess a unique knowledge of the Company, and can provide necessary and valuable services to us in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by us when retaining the independent auditors to perform audit and non-audit services. Under the policy, all services provided by the independent auditors, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditors’ independence. Pre-approved fee levels for all services to be provided by the independent auditors are also established by the Audit Committee and any proposed services exceeding these levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of designated members of the Audit Committee. The Audit Committee will not delegate the Audit Committee’s responsibilities to approve services performed by the independent auditors to management.

All services for the periods presented above for which we engaged the independent auditors were pre-approved by the Audit Committee. The total fees paid to Deloitte & Touche for services are set forth in the table above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until November 30, 2003, Thomas A. Wooters, our Executive Vice President and General Counsel, was an attorney of counsel to Sullivan & Worcester LLP, the Company’s principal outside counsel.

POLICY GOVERNING RELATED PERSON TRANSACTIONS

In recognition of the fact that transactions involving related persons can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders, the Board has adopted a written policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee of all transactions involving the Company in which a related person is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (i) any director or executive officer of the Company or a nominee to become a director of the Company, (ii) any known beneficial owner of more than 5% of any class of the Company’s voting securities, or (iii) any immediate family member of any of the foregoing. Such transactions may be pursued only if the Audit Committee believes, after considering the matter in good faith, that they are in, or are not inconsistent with, the best interests of the Company and its shareholders.

A copy of the foregoing Related Person Transaction Policy and Procedures is available on the Company’s website at www.lojack.com under the heading “Investor Relations.”

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary, as of December 31, 2007, of shares of Common Stock reserved for issuance pursuant to all of the Company’s equity compensation plans (the LoJack Corporation 2003 Stock Incentive Plan and the LoJack Corporation Employee Stock Purchase Plan). The table does not include information regarding the proposed 2008 Plan, which is being submitted to shareholders for approval at the Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,384,188	$10.86	530,170
Equity compensation plans not approved by security holders	—	—	—
Total	1,384,188	$10.86	530,170	[1]

[1]	As described in Proposal No. 2 of this Proxy Statement, if shareholders approve the 2008 Plan, an additional 2,000,000 shares will be available for issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of March 17, 2008, with respect to the voting securities of the Company beneficially owned by: (i) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director or director nominee of the Company, (iii) each of the Named Executive Officers and (iv) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within sixty days of March 17, 2008, defined as Currently Exercisable Options for purposes of the table and footnotes below. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts 02090.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, NA and affiliates 45 Fremont Street San Francisco, CA 94105	1,727,902	(1)	9.32%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,116,288	(2)	6.02%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	1,067,438	(3)	5.75%
William R. Duvall	200,214	(4)	1.09%
Richard T. Riley	159,580	(5)	*
Robert J. Murray	109,070	(6)	*
Thomas A. Wooters	101,297	(7)	*
Harvey Rosenthal	57,570	(8)	*
John H. MacKinnon	44,070	(9)	*
Ronald V. Waters III	35,680	(10)	*
Robert L. Rewey	24,570	(11)	*
Michael Umana	21,563	(12)	*
Maria Renna Sharpe	13,392		*
Rory J. Cowan	4,857		*
All Executive Officers and directors as a group (15 people)	999,819		5.33%

*	Less than 1% of the outstanding Common Stock as of March 17, 2008.
(1)

According to Schedule 13G, filed with the SEC on February 5, 2008, Barclays Global Investors, NA and its affiliates collectively beneficially own an aggregate of 1,727,902 shares and exercises sole voting power with respect to 1,479,402 shares and sole dispositive power with respect to 1,727,902 shares.

(2)

According to Amendment No. 8 to Schedule 13G, filed with the SEC on February 14, 2008, Wellington Management Company, LLP beneficially owns an aggregate of 1,116,288 shares and exercises shared voting power with respect to 677,108 shares and shared dispositive power with respect to 1,116,288 shares.

(3)

According to Schedule 13G, filed with the SEC on February 14, 2008, Bank of New York Mellon Corporation beneficially owns an aggregate of 1,067,438 shares and exercises sole voting power with respect to 1,045,999 shares and sole dispositive power with respect to 1,052,238 shares.

(4)	Includes 174,187 shares issuable upon exercise of Currently Exercisable Options.
(5)	Includes 10,000 shares held in the name of Mr. Riley’s spouse and 52,600 shares issuable upon exercise of Currently Exercisable Options.
(6)	Includes 40,000 shares issuable upon exercise of Currently Exercisable Options.
(7)	Includes 58,825 shares issuable upon exercise of Currently Exercisable Options.
(8)	Includes 35,000 shares issuable upon exercise of Currently Exercisable Options.
(9)	Includes 1,078 shares held jointly with Mr. MacKinnon’s spouse and 27,500 shares issuable upon exercise of Currently Exercisable Options.
(10)	Includes 12,500 shares issuable upon exercise of Currently Exercisable Options.
(11)

Includes 7,500 shares issuable upon exercise of Currently Exercisable Options, 5,000 shares held in a trust of which Mr. Rewey is a trustee and beneficiary and 3,000 shares held in a trust of which Mr. Rewey’s spouse is trustee and beneficiary.

(12)	Includes 3,600 shares issuable upon exercise of Currently Exercisable Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and NASDAQ reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2007 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2007.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors shall receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed to the Company, c/o Clerk, 200 Lowder Brook Drive, Suite 1000, Westwood, MA 02090. The Nominating/Corporate Governance Committee shall receive these communications from the Clerk, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented at the Company’s 2009 annual meeting of shareholders must be received at the executive offices of the Company not later than December 8, 2008, and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by shareholders intended for presentation at the 2009 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting must be received at the executive offices of the Company no later than February 23, 2009 and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws. Any proposal received after such date will be considered untimely.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

By order of the Board,

THOMAS A. WOOTERS, Clerk

Exhibit A

LOJACK CORPORATION

2008 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of this 2008 Stock Incentive Plan (the “Plan”) is to encourage key employees, directors, and consultants of LoJack Corporation (the “Company”) and its Subsidiaries (as hereinafter defined) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of awards (“Awards”) of Common Stock (as hereinafter defined), whether or not subject to restrictions (“Stock Grants”), stock options (“Options”), and other rights to compensation in amounts determined by the value of the Company’s Common Stock (together with Stock Grants, “Other Rights”). The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as hereinafter defined). The LoJack Corporation 2003 Stock Incentive Plan (the “Prior Plan”), as most recently amended on October 30, 2007, is terminated effective upon the date of approval of this Plan by the shareholders of the Company and no new grants will be made under the Prior Plan; provided, however, that the terms of the Prior Plan shall continue in full force and effect with respect to outstanding and unexercised options granted under the Prior Plan and Common Stock issued under the Prior Plan.

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, by another committee or subcommittee of the Board appointed by the Board and composed of at least two (2) members of the Board (the “Committee”). In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. The Board may directly exercise the powers of the Committee, except where prohibited by law. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), is applicable to the Company, an “outside director” within the meaning of Section 162 of the Code and the regulations thereunder. The Committee shall select those persons to receive Awards under the Plan (“Optionees”) and determine the terms and conditions of all Awards.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 of the Code (“ISOs”) to qualify as such.

3.	STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s authorized Common Stock, $0.01 par value per share (“Common Stock”), that may be subject to Award under the Plan shall be (i) 2,000,000, from authorized but unissued shares, plus (ii) 90,000 shares, which is the maximum number of shares remaining available for issuance under the Company’s Prior Plan on the date of its termination which are being rolled into the Plan. Of the total available shares that may be issued under the Plan, not more than 60% shall be in the form of Awards other than Options and SARs (as hereinafter defined). Other Rights that fail to vest, and shares of Common Stock subject to an Option or similar Other Right that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR (as hereinafter defined) related to the Option, whether issued under the Plan or under the Prior Plan, shall again become available for grant under the terms of the Plan.

The total amount of the Common Stock with respect to which Awards may be granted to any single person under the Plan shall not exceed in any year in the aggregate 200,000 shares.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.

4.	ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be key employees and directors of, and other persons who render services of special importance to the management, operation or development of, the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any person who is not an employee of the Company or an ISO Subsidiary. The term “ISO Subsidiary” shall mean those Subsidiaries described in Section 424(e) or Section 424(f) of the Code.

5.	TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or a non-qualified stock option (“NSO”), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions.

(a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no Option shall expire later than seven (7) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an Option shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option;

and provided, further, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any ISO Subsidiary shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the NASDAQ Global Select Market, Fair Market Value shall be the closing price of the Common Stock in the over-the-counter market on the date in question, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the NASDAQ Global Select Market, then Fair Market Value shall be the closing price on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on such date on the principal stock exchange or the NASDAQ Global Select Market, as the case may be, then the reported closing price of the Common Stock on such date on the principal exchange or the NASDAQ Global Select Market, as the case may be, shall be determinative of Fair Market Value. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice to the Chief Financial Officer of the Company or his designee stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price. Such notice shall be delivered in person or by facsimile transmission to the Chief Financial Officer of the Company or his designee or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer of the Company or his designee, in which case delivery shall be deemed made on the date such notice is deposited in the mail or shall be delivered in such other form as shall be permitted hereunder from time to time.

Payment of the exercise price shall be made either (i) in cash (by a certified check, bank draft or money order), (ii) with the consent of the Committee, by delivering the Optionee’s duly executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Optionee which have been held for more than six (6) months valued at Fair Market Value; provided that no Shares received upon exercise of that Option thereafter may be exchanged to pay the exercise price for additional Shares within the following six (6) months, or (iv) by a combination of the foregoing forms of payment.

Alternatively, with the consent of the Committee, Options may be exercised by means of a “cashless exercise” procedure in which a broker: (i) transmits the exercise price to the Company in cash or acceptable cash equivalents either (1) against the Optionee’s notice of exercise and the Company’s confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker’s receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price. The Optionee’s notice of exercise of an Option pursuant to a “cashless exercise” procedure must include the name and address of the broker involved, a clear description of the procedure; and such other information or undertaking by the broker as the Committee shall reasonably require.

(d) At the time specified in an Optionee’s notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(e) Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Stock Option Agreement. The minimum vesting period of an Option shall be one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Options in the event of a Change of Control of the Company, the Optionee’s death, disability or retirement or as otherwise specified by the Committee from time to time.

(f) Notice of ISO Stock Disposition. The Optionee shall notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(g) Effect of Cessation of Employment or Service Relationship. Except as otherwise determined by the Committee at the date of grant of an Option, upon termination of an Optionee’s employment with the Company (including but not limited to a termination for “cause”) the Option shall immediately terminate and shall no longer be exercisable; provided, however, that:

(i) In the case of termination as a result of retirement of the Optionee, an Option shall remain exercisable by such Optionee for three (3) years (three (3) months in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, “retirement” shall mean voluntary retirement as defined in a retirement plan or program of the Company or as otherwise determined by the Committee;

(ii) In the case of termination as a result of death or disability of the Optionee, an Option shall remain exercisable by such Optionee (or in the case of death, by the persons to whom an Option is transferred by will or the laws of descent and distribution) for three (3) years (one (1) year in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, “disability” shall have the meaning set forth in Section 22 (e) (3) of the Code;

(iii) In the case of termination by the Company other than for “cause”, an Option shall remain exercisable for three (3) months after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination; and

(iv) In the case of an NSO, an Option shall remain exercisable until the normal expiration date of such Option or Other Right by an Optionee who is a director, or a consultant or former consultant, of the Company whose service as such was not terminated for “cause.”

For purposes of this Section 5(g), “cause” shall mean termination due to: (i) continued failure to substantially perform duties and responsibilities to the Company; (ii) insubordination, willful misconduct or dishonesty in the performance of duties or responsibilities to the Company; (iii) indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude; or (iv) an act of dishonesty or malicious action which is detrimental to the Company or its business reputation.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Section 421 and 422 of the Code shall cause an ISO to cease to be treated as an incentive stock option for purposes of Section 421 of the Code.

(h) Transferability of Options. During the life of the Optionee, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentence of this Section 5(h), the Committee may in its discretion permit the Optionee of an NSO to transfer the Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(i) No Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

6.	STOCK APPRECIATION RIGHTS

Among the “Other Rights” available under the Plan are stock appreciation rights (“SARs”), which may be granted by the Committee in respect of such number of shares of Common Stock subject to the Plan as it shall determine in its discretion. No SAR shall expire later than seven (7) years from its date of grant. The Committee may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminate upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

The exercise price of each SAR shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an SAR shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the SAR.

Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

All grants of SARs to Insiders shall be capable of being settled only for cash and may not be granted in connection with an Option. If an SAR is awarded to a person who is not an Insider at the time of award but subsequently becomes an Insider, it shall be deemed to be amended to provide that it may be settled only in cash while such person is an Insider.

7.	STOCK GRANTS

The Committee may grant or award shares of Common Stock, with or without restrictions. In the event restrictions are imposed on a Stock Grant, such restrictions shall be set forth by the Committee in a Restricted Stock Agreement.

A holder of a Stock Grant, including a Stock Grant subject to restrictions, shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Common Stock subject to restrictions shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines, the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

8.	RESTRICTED STOCK UNITS

Among the “Other Rights” available under the Plan are restricted stock units (“RSUs”), which may be granted on a deferred basis. RSUs entitle an Optionee to receive shares of Common Stock, subject to any terms and conditions for the award. The terms and conditions (if any) shall be set forth by the Committee in a Restricted Stock Unit Agreement.

9.	OPTIONS AND OTHER RIGHTS VOIDABLE

If a person to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar document within thirty (30) days after it is submitted to him, the Award granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.

10.	REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise of any Option or Other Right if the issuance of the shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the transfer of Common Stock or the exercise of any Option or Other Right, the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any such determination by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or the exercise of an Option or Other Right to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

11.	CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan.

Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the Optionee. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

If while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

Except as otherwise provided in the preceding paragraph, if while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee’s Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement, the Committee may in its discretion amend the terms of all outstanding Options and Other Rights so that either:

(a) After the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled upon exercise of an Option or Other Right to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value; or

(b) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, provided that each Optionee shall have the right to exercise his Option or Other Right according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; or

(c) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option or Other Right been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the exercise price therefor. Upon receipt of such consideration by the Optionee, his Option or Other Right shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

In addition to the foregoing, the Committee may in its discretion amend the terms of an Option or Other Right by cancelling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

A “Change of Control” of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s outstanding Common Stock, and within the period of twenty-four (24) consecutive months immediately thereafter, individuals other than (a) individuals who at the beginning of such period constitute the entire Board or (b) individuals whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or Other Rights.

12.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or other service relationship with the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary:

(a) The Optionee shall forfeit all unexercised Options and Other Rights and all exercised Options and Other Rights under which the Company has not yet delivered the certificates; and

(b) The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option or Other Rights at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates.

The decision of the Board as to the cause of an Optionee’s discharge and the damage done to the Company or a Subsidiary shall be final, binding, and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.

13.	MISCELLANEOUS

(a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

(b) No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

(c) Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, and as a condition to the receipt of any Option or Other Right, the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Optionee’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(d) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options or Other Rights shall constitute general funds of the Company.

(e) Awards to Non-United States Persons. Awards may be made to Optionees who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Optionees, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to the Committee.

(f) Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

(g) QDRO. Notwithstanding any provision in this Plan to the contrary, including without limitation Sections 5(h) and 13(a), Options (other than ISOs) and Other Rights may be issued or transferred pursuant to a domestic relations order determined by the Committee to be the requirement of a qualified domestic relations order, as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or rules and regulations issued thereunder.

(h) Code Section 409A. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives any Option or Other Right from incurring any adverse tax consequences under Code Section 409A. The Committee shall suspend the application of any provision of the Plan that could, in the sole determination of the Committee, result in an adverse tax consequence to any person under Code Section 409A.

14.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of May 1, 2008 if, and only if, the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company approve the Plan within twelve (12) months after such date. If so approved by the shareholders, the Committee may grant Options and Other Rights under the Plan from time to time until the close of business on April 30, 2018. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s shareholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11, or the aggregate number of shares of Common Stock that may be issued to any single person; (b) change in the class of persons eligible to receive Awards under the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Options and Other Rights then outstanding, without the consent of the Optionee.

LoJack Corporation Annual Meeting of Shareholders	Admission Ticket

10:00 a.m. Tuesday May 20, 2008	This ticket is not transferable.

Offices of Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Please keep this admission ticket to be admitted to the Annual Meeting of Shareholders.

PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

May 20, 2008

The undersigned shareholder of LoJack Corporation, a Massachusetts corporation, or the Company, hereby appoints Richard T. Riley and Ronald V. Waters III (or either of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 17, 2008, at the Annual Meeting of Shareholders of LoJack Corporation, to be held on May 20, 2008, at 10:00 a.m., Eastern Daylight Savings Time, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the notice of Annual Meeting of Shareholders and Proxy Statement, dated April 9, 2008, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

The shares represented by this proxy will be voted as directed by the shareholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and in the discretion of the proxies on Proposal 4 on the reverse side hereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

LOJACK CORPORATION C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219 ATTN: ISSAC KAGAN

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by LoJack Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LoJack Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Please date, sign and mail your proxy card back as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LOJCK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOJACK CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR THE FOLLOWING:

1. Fix the number of directors at 8 and elect the following nominees as directors:			For All Nominees	Withhold For All	For All Except	To withhold authority to vote “For” any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
Nominees:	01) Rory J. Cowan	05) Richard T. Riley
	02) John H. MacKinnon	06) Harvey Rosenthal
	03) Robert J. Murray	07) Maria Renna Sharpe
	04) Robert L. Rewey	08) Ronald V. Waters III

	For	Against	Abstain
2. Adopt the Company’s 2008 Stock Incentive Plan.	☐	☐	☐

3. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2008.	☐	☐	☐

4. In their discretion, act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please indicate if you plan to attend this annual meeting.	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date